------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                    Date of Report (Date of earliest event
                         Reported): November 29, 2000


     LEHMAN ABS CORPORATION, (as depositor under the Pooling and Servicing Agreement, dated as of December 1, 2000, which forms Sovereign Bank Home
                           Equity Loan Trust 2000-1)

                            LEHMAN ABS CORPORATION
     -------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

             Delaware                  333-76627                13-3447441
-------------------------------      -------------         -------------------
(State or Other Jurisdiction of       (Commission           (I.R.S. Employer
        Incorporation)                File Number)         Identification No.)

                         Three World Financial Center
                               200 Vesey Street
                           New York, New York 10022
    --------------------------------------------------------------------
                   (Address of Principal Executive Offices)
                                  (Zip Code)

       Registrant's telephone number, including area code (212) 526-7000
                                                          ----- --------

------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS.
----    ------------

     The financial statements of Financial Guaranty Insurance Company ("FGIC") as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 that are included in this Form 8-K have been audited by KPMG LLP. The consent of KPMG LLP to the inclusion of their audit report on such financial statements in this Form 8-K and their being named as "experts" in the Prospectus Supplement relating to Sovereign Bank Home Equity Loan Trust 2000-1, Home Equity Loan Asset-Backed Certificates, Series 2000-1, is attached hereto as Exhibit 23.1.

     The audited financial statements of FGIC as of December 31, 1999 and December 31, 1998, and for each of the years in the three-year period ended December 31, 1999 are attached hereto as Exhibit 99.1. The unaudited financial statements of FGIC as of September 30, 2000 and for the periods ended September 30, 2000 and September 30, 1999 are attached hereto as Exhibit 99.2.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
----    -----------------------------------------

      INFORMATION AND EXHIBITS.
      ------------------------

(a)   Not applicable.

(b)   Not applicable.

(c)   Exhibits:

      23.1  Consent of KPMG LLP

      99.1 Audited Financial Statements of FGIC as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999

      99.2 Unaudited Financial Statements of FGIC as of September 30, 2000 and for the periods ending September 30, 2000 and September 30, 1999

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 LEHMAN ABS CORPORATION



                                 By: /s/ Samir A. Tabet
                                     ----------------------------
                                      Name:  Samir A. Tabet
                                      Title:  Senior Vice-President



Dated:  November 29, 2000

EXHIBIT INDEX
-------------

Exhibit       Description
-------       -----------

23.1          Consent of KPMG LLP

99.1 Audited Financial Statements of FGIC as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999

99.2 Unaudited Financial Statements of FGIC as of September 30, 2000 and for the periods ending September 30, 2000 and September 30, 1999

                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Financial Guaranty Insurance Company:

     We consent to the use of our report dated January 21, 2000 on the financial statements of Financial Guaranty Insurance Company as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 included in the Form 8-K of Lehman ABS Corporation (the "Registrant") which is incorporated herein by reference in the registration statement (No. 333-76627) of the Registrant and to the reference to our firm under the heading "Experts" in the Prospectus Supplement of the Registrant.

                                                        /s/ KPMG LLP


New York, New York
November 28, 2000

                                 EXHIBIT 99.1


FINANCIAL GUARANTY INSURANCE COMPANY
==============================================================================


Audited Financial Statements


December 31, 1999




    Report of Independent Auditors...........................................1
    Balance Sheets...........................................................2
    Statements of Income.....................................................3
    Statements of Stockholder's Equity.......................................4
    Statements of Cash Flows.................................................5
    Notes to Financial Statements............................................6

                           [LETTERHEAD OF KPMG LLP]
                                345 Park Avenue
                           New York, New York 10154

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder
Financial Guaranty Insurance Company

     We have audited the accompanying balance sheets of Financial Guaranty Insurance Company as of December 31, 1999 and 1998, and the related statements of income, stockholder's equity, and cash flows for each of the years in the three year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Guaranty Insurance Company as of December 31, 1999 and 1998 and the results of its operations and its cash flows for each of the years in the three year period then ended in conformity with generally accepted accounting principles.

                                                        /s/ KPMG LLP


January 21, 2000


Financial Guaranty Insurance
Company                                                                                                          Balance Sheets

---------------------------------------------------------------------------------------------------------------------------------

($ in Thousands, except per share amounts)

                                                                               December 31,                  December 31,
Assets                                                                            1999                          1998
                                                                               ------------                  ------------

Fixed maturity securities, at fair value
  (amortized cost of $2,484,753 in 1999 and $2,519,490 in 1998)                $2,412,504                    $2,663,024
Short-term investments, at cost, which approximates fair value                    114,776                        30,395
Cash                                                                                  924                           318
Accrued investment income                                                          38,677                        40,038
Reinsurance recoverable                                                             8,118                         8,115
Prepaid reinsurance premiums                                                      133,874                       148,366
Deferred policy acquisition costs                                                  71,730                        80,924
Property and equipment, net of accumulated depreciation
($7,803 in 1999 and $6,981 in 1998)                                                   967                         1,802
Prepaid expenses and other assets                                                  16,672                        11,047
                                                                               ----------                    ----------

        Total assets                                                           $2,798,242                    $2,984,029
                                                                               ==========                    ==========

        Liabilities and Stockholder's Equity

Liabilities:

Unearned premiums                                                              $  578,930                    $  610,182
Loss and loss adjustment expenses                                                  45,201                        59,849
Ceded reinsurance balances payable                                                  2,310                         3,129
Accounts payable and accrued expenses                                              16,265                        46,764
Current federal income taxes payable                                               62,181                        69,542
Deferred federal income taxes                                                      46,346                       122,839
Payable for securities purchased                                                    7,894                             6
                                                                               ----------                    ----------

        Total liabilities                                                         759,127                       912,311
                                                                               ----------                    ----------

Stockholder's Equity:

Common stock, par value $1,500 per share;
10,000 shares authorized, issued and outstanding                                   15,000                        15,000
Additional paid-in capital                                                        383,511                       383,511
Accumulated other comprehensive income                                            (46,687)                       91,922
Retained earnings                                                               1,687,291                     1,581,285
                                                                               ----------                    ----------

        Total stockholder's equity                                              2,039,115                     2,071,718
                                                                               ----------                    ----------

        Total liabilities and stockholder's equity                             $2,798,242                    $2,984,029
                                                                               ==========                    ==========


                                     See accompanying notes to financial statements.



Financial Guaranty Insurance
Company                                                                                                    Statements of Income

---------------------------------------------------------------------------------------------------------------------------------


($ in Thousands)

                                                                               For the Year Ended December 31,
                                                                ---------------------------------------------------------

                                                                    1999                    1998                   1997
                                                                    ----                    ----                   ----

Revenues:

Gross premiums written                                           $112,029                 $112,425               $95,995
Ceded premiums                                                    (14,988)                 (19,444)              (19,780)
                                                                  --------                 --------              --------

  Net premiums written                                             97,041                   92,981                76,215
Decrease in net unearned premiums                                  16,759                   12,529                39,788
                                                                  -------                  -------                ------

  Net premiums earned                                             113,800                  105,510               116,003
Net investment income                                             134,994                  133,353               127,773
Net realized gains                                                 32,878                   29,360                16,700
                                                                  -------                  -------               -------

  Total revenues                                                  281,672                  268,223               260,476
                                                                  -------                  -------               -------


Expenses:

Loss and loss adjustment expenses                                 (11,185)                   3,178                12,539
Policy acquisition costs                                            7,198                   13,870                12,936
Decrease in deferred policy acquisition costs                       9,194                    5,362                 5,659
Other underwriting expenses                                        18,467                   18,539                14,691
                                                                 --------                  -------               -------

  Total expenses                                                   23,674                   40,949                45,825
                                                                 --------                  -------               -------

Income before provision for Federal income taxes                  257,998                  227,274               214,651
                                                                 --------                  -------               -------

Federal income tax expense:
  Current                                                          53,849                   41,467                39,133
  Deferred                                                         (1,857)                      17                 1,715
                                                                 ---------                --------              --------

  Total Federal income tax expense                                 51,992                   41,484                40,848
                                                                 --------                 --------              --------


  Net income                                                     $206,006                 $185,790              $173,803
                                                                 ========                 ========              ========








                                     See accompanying notes to financial statements.



Financial Guaranty Insurance
Company                                                                           Statements of Stockholder's Equity
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                           Additional
                                                                                             Paid-In             Accumulated Other
                                                                        Common Stock         Capital            Comprehensive Income
                                                                        ------------       ----------           --------------------
Balance, January 1, 1997                                                   $15,000          $334,011                   $ 38,731
Net income                                                                       -                 -                          -
Other comprehensive income:
    Change in fixed maturity securities
    available for sale, net of tax of  ($13,260)                                 -                 -                     45,527
    Change in foreign currency translation adjustment                            -                 -                       (323)

Total comprehensive income                                                       -                 -                          -

Capital contribution                                                             -            49,500                          -
                                                                          --------         ---------                   --------
Balance, December 31, 1997                                                  15,000           383,511                     83,935
                                                                          --------         ---------                   --------

Net Income                                                                       -                 -                          -
Other comprehensive income:
    Change in fixed maturity securities
    available for sale, net of tax of ($24,516)                                  -                 -                      8,610
    Change in foreign currency translation adjustment                            -                 -                       (623)

Total comprehensive income                                                       -                 -                          -

Dividend declared                                                                -                 -                          -
                                                                          --------         ----------                  ----------
Balance at December 31, 1998                                                15,000           383,511                     91,922
                                                                          --------         ---------                   --------

Net Income                                                                       -                 -                          -
Other comprehensive income:
    Change in fixed maturity securities
    available for sale, net of tax benefit of $75,524                            -                 -                   (140,259)
    Change in foreign currency translation adjustment                            -                 -                      1,650

Total comprehensive income                                                       -                  -                          -

Dividend declared                                                                -                 -                          -
                                                                          --------         ---------                   --------
Balance at December 31, 1999                                               $15,000          $383,511                   $(46,687)
                                                                          ========         =========                   =========


[Table Continued]


                                                                                Retained
                                                                                Earnings            Total
                                                                              ------------         ----------
Balance, January 1, 1997                                                       $  1,296,692           $1,684,434
Net income                                                                          173,803              173,803
Other comprehensive income:
    Change in fixed maturity securities
    available for sale, net of tax of  ($13,260)                                          -               45,527
    Change in foreign currency translation adjustment                                     -                 (323)
                                                                                                            ----------
Total comprehensive income                                                                -              219,007
                                                                                                              --------
Capital contribution                                                                      -               49,500
                                                                              ---------------          -----------
Balance, December 31, 1997                                                        1,470,495            1,952,941
                                                                                  ---------            ---------

Net Income                                                                          185,790              185,790
Other comprehensive income:
    Change in fixed maturity securities
    available for sale, net of tax of ($24,516)                                           -                8,610
    Change in foreign currency translation adjustment                                     -                 (623)
                                                                                                          ------------
Total comprehensive income                                                                -              193,777
                                                                                                             ---------
Dividend declared                                                                   (75,000)             (75,000)
                                                                                  -----------        -------------
Balance at December 31, 1998                                                      1,581,285            2,071,718
                                                                                  ---------           ----------
Net Income
Other comprehensive income:                                                         206,006              206,006
    Change in fixed maturity securities
    available for sale, net of tax benefit of $75,524
    Change in foreign currency translation adjustment                                     -             (140,259)
                                                                                           -               1,650
Total comprehensive income                                                                                ------------
                                                                                           -               67,397
Dividend declared                                                                                         ------------
                                                                                   (100,000)            (100,000)
Balance at December 31, 1999                                                    ------------       --------------
                                                                                 $1,687,291           $2,039,115
                                                                                 ==========           ==========

                                           See accompanying notes to financial statements.



Financial Guaranty Insurance
Company                                                                                                Statements of Cash Flows
----------------------------------------------------------------------------------------------------------------------------------

($ in Thousands)

                                                                                     For the Year Ended December 31,
                                                                             ---------------------------------------------
                                                                               1999                 1998           1997
                                                                               ----                 ----           ----

Operating Activities:
Net income                                                                   $206,006            $185,790       $173,803
  Adjustments to reconcile net income
    to net cash provided by operating activities:
  Change in unearned premiums                                                 (31,252)            (18,371)       (53,263)
  Change in loss and loss adjustment expense reserves                         (14,648)            (17,077)         4,310
  Depreciation of property and equipment                                          835               1,399          2,013
  Change in reinsurance recoverable                                                (3)                105         (1,205)
  Change in prepaid reinsurance premiums                                       14,492               5,842         13,475
  Change in foreign currency translation adjustment                             2,538                (958)          (497)
  Policy acquisition costs deferred                                            (7,198)            (13,870)       (12,936)
  Amortization of deferred policy acquisition costs                            16,392              19,232         18,595
  Change in accrued investment income, and prepaid
      expenses and other assets                                                (4,264)             12,847         (2,754)
  Change in other liabilities                                                  (6,318)             15,606        (36,233)
  Deferred income taxes                                                         1,857                  17          1,715
  Amortization of fixed maturity securities                                     4,674               4,149          2,698
  Change in current income taxes payable                                       (7,361)             50,207        (32,681)
  Net realized gains on investments                                           (32,878)            (29,360)       (16,700)
                                                                              --------           ---------      ---------

Net cash provided by operating activities                                     142,872             215,558         60,340
                                                                              -------            --------       --------

Investing Activities:

Sales and maturities of fixed maturity securities                             881,268             607,372        741,604
Purchases of fixed maturity securities                                       (814,153)           (818,999)      (848,843)
Purchases, sales and maturities of short-term investments, net                (84,381)             45,644         (2,200)
Purchases of property and equipment, net                                            -               (59)          (459)
                                                                             ---------           --------       --------

Net cash used in investing activities                                         (17,266)           (166,042)      (109,898)
                                                                             ---------           ---------      ---------

Financing Activities:

Capital Contributions                                                               -                   -         49,500
Dividends paid                                                               (125,000)            (50,000)                  -
                                                                             ---------            ---------     --------------
Net cash used in financing activities                                        (125,000)            (50,000)        49,500
                                                                             ---------            --------      --------

(Decrease) Increase in cash                                                       606                (484)           (58)
Cash at beginning of year                                                         318                 802              860
                                                                             --------             -------       ----------

Cash at end of year                                                          $    924             $   318       $     802
                                                                             ========             =======       =========

                                     See accompanying notes to financial statements.


Financial Guaranty Insurance
Company                                         Notes to Financial Statements
------------------------------------------------------------------------------
(1)  Business

     Financial Guaranty Insurance Company (the "Company") is a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"). The Parent is owned approximately ninety-nine percent by General Electric Capital Corporation ("GE Capital") and approximately one percent by Sumitomo Marine and Fire Insurance Company, Ltd. The Company provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 86% of the business written since inception by the Company has been municipal bond insurance.

     The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  Significant Accounting Policies

     The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). Significant accounting policies are as follows:

     Investments

     Securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

     Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
-------------------------------------------------------------------------------

     Premium Revenue Recognition

     Premiums for policies where premiums are collected in a single payment at policy inception are earned over the period at risk, based on the total exposure outstanding at any point in time. Financial guaranty insurance policies exposure generally declines according to predetermined schedules. For policies with premiums that are collected periodically, premiums are reflected in income pro rata over the period covered by the premium payment.

     Policy Acquisition Costs

     Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see
     Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses and maintenance costs are considered in determining the recoverability of acquisition costs.

     Loss and Loss Adjustment Expenses

     Provision for loss and loss adjustment expenses includes principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $45.2 million and $59.8 million at December 31, 1999 and 1998, respectively. As of December 31, 1999 and 1998, such reserves included $32.7 million and $39.6 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. As of December 31, 1999 and 1998, discounted case-basis loss and loss adjustment expense reserves were $12.5 million and $20.2 million, respectively. Loss and loss adjustment expenses include amounts discounted at an approximate interest rate of 6.6% in 1999 and 5.0% in 1998. The amount of the discount as of December 31, 1999 and 1998 was $8.7 million and $8.9 million, respectively. The discount rate used is based upon the risk free rate for the average maturity of the applicable bond sector. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

     Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Financial Guaranty Insurance
Company                             Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

     Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

     Property and Equipment

     Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

     Foreign Currency Translation

     The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1999 and 1998 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation gain/(loss) at December 31, 1999 and 1998 was $0.3 million and $(1.4) million, respectively, net of tax, and is reported in the statement of stockholder's equity.

     New Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The requirements for SFAS No. 133 were delayed by SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133," and are now effective for financial statements for periods beginning after June 15, 2000. SFAS No. 133 establishes standards for accounting and reporting for derivative instruments and for hedging activities. It requires that an entity recognizes all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Company is currently evaluating the impact of SFAS No. 133 but does not expect it to have a material impact on the Company.

(3)  Statutory Accounting Practices

     The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The NAIC has approved the codification project effective January 1, 2001. The Company is currently assessing the impact of the NAIC codification on its statutory financial statements. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

          (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time.
          (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

Financial Guaranty Insurance
Company                             Notes to Financial Statements (Continued)
-------------------------------------------------------------------------------

          (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;
          (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;
          (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;
          (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and
          (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.

Financial Guaranty Insurance
Company                             Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

4)   Investments

     Investments in fixed maturity securities carried at fair value of $3.1 million and $3.2 million as of December 31, 1999 and 1998, respectively, were on deposit with various regulatory authorities as required by law.

     The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands):


                                                                             Gross                 Gross
                                                                          Unrealized            Unrealized
                                                    Amortized               Holding               Holding                Fair
     1999                                              Cost                  Gains                 Losses                Value
     ----                                           ----------            ----------            ----------            -----------
     U.S. Treasury securities and
       obligations of U.S. government
       corporations and agencies                    $   44,592            $        2                $2,163            $   42,431
     Obligations of states and political
       subdivisions                                  2,336,563                12,916                81,062             2,268,417
     Debt securities issued by foreign
       governments                                      41,043                   604                   373                41,274
     Other                                              62,555                   112                 2,285                60,382
                                                    ----------             ---------              --------            ----------
     Investments available-for-sale                  2,484,753                13,634                85,883             2,412,504
     Short-term investments                            114,776                     -                     -               114,776
                                                    ----------             ---------              --------            ----------
     Total                                          $2,599,529               $13,634               $85,883            $2,527,280
                                                    ==========             =========              ========            ==========


Financial Guaranty Insurance
Company                             Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

     The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1999, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                             Amortized                          Fair
         1999                                                  Cost                            Value
         ----                                              ------------                     -----------
         Due in one year or less                           $    138,289                     $   138,268
         Due after one year through five years                  122,715                         123,151
         Due after five years through ten years                 652,777                         646,212
         Due after ten years through twenty years             1,459,655                       1,411,749
         Due after twenty years                                 226,093                         207,900
                                                           ------------                    ------------   ------

               Total                                               $2,599,529                      $2,527,280
                                                                   ==========                      ==========




                                                                             Gross                 Gross
                                                                          Unrealized            Unrealized
                                                      Amortized             Holding               Holding                Fair
     1998                                               Cost                 Gains                 Losses                Value
     ----                                           -------------        ------------          -------------         --------------
     U.S. Treasury securities and
       obligations of U.S. government
       corporations and agencies                    $     75,595          $     1,294               $     2            $   76,887
     Obligations of states and political
       subdivisions                                    2,367,682              142,777                 4,112             2,506,347
     Debt securities issued by foreign
       governments                                        38,520                3,182                     -                41,702
     Other                                                37,693                  416                    21                38,088
                                                    ------------          -----------              --------            ----------
     Investments available-for-sale                    2,519,490              147,669                 4,135             2,663,024
     Short-term investments                               30,395                    -                     -                30,395
                                                    ------------          -----------              --------            ----------
     Total                                            $2,549,885             $147,669                $4,135            $2,693,419
                                                    ============          ===========              ========            ==========


     In 1999, 1998 and 1997, proceeds from sales and maturities of investments in fixed maturity securities available-for-sale carried at fair value were $881.3 million, $607.3 million, and $741.6 million, respectively. For 1999, 1998 and 1997 gross gains of $35.1 million, $29.6 million, and $19.1 million respectively, and gross losses of $2.2 million, $0.2 million, and $2.4 million respectively, were realized on such sales.

Financial Guaranty Insurance
Company                             Notes to Financial Statements (Continued)

------------------------------------------------------------------------------


     Net investment income of the Company is derived from the following sources (in thousands):


                                                                               Year Ended December 31,

                                                                    1999             1998            1997
                                                                  ------           ------           ------

     Income from fixed maturity securities                        $130,402         $129,942        $122,372
     Income from short-term investments                              5,564            4,421           6,366
                                                                  --------         --------        --------


     Total investment income                                       135,966          134,363         128,738
     Investment expenses                                               972            1,010             965
                                                                  --------         --------        --------

     Net investment income                                        $134,994         $133,353        $127,773
                                                                  ========         ========        ========


     As of December 31, 1999, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry.

(5)  Income Taxes

     The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company also has a separate tax sharing agreement with its Parent. Under this agreement the Company can utilize its Parent's net operating loss to offset taxable income on a stand-alone basis. The Company's effective federal corporate tax rate (20.1 percent in 1999, 18.3 percent in 1998, and 19.0 percent in 1997) is less than the corporate tax rate on ordinary income of 35 percent in 1998, 1997 and 1996, primarily due to tax exempt interest on municipal investments.

Financial Guaranty Insurance
Company                            Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

          The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):


                                                                       Year Ended December 31,
                                                        -------------------------------------------------
                                                           1999                 1998              1997
                                                         --------           --------           ----------
     Income taxes computed on income
       before provision for federal
       income taxes, at the statutory rate                $90,299             $79,546            $75,128

     Tax effect of:
       Tax-exempt interest                                (34,914)            (35,660)           (34,508)
       Original issue discount                                  -              (2,511)                 -
       Other, net                                          (3,393)                109                228
                                                          --------            -------            -------

     Provision for income taxes                           $51,992             $41,484            $40,848
                                                          =======             =======            =======


     The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability or asset at December 31, 1999 and 1998 are presented below (in thousands):


                                                                              1999                      1998
                                                                              ----                      ----
    Deferred tax assets:
         Unrealized losses on fixed maturity
         securities, available for sale                                      $25,287                         -
         Loss reserves                                                         9,914                    12,364
         Deferred compensation                                                 2,274                     2,230
         Tax over book capital gains                                           4,754                     3,464
         Other                                                                 3,189                     3,579
                                                                             -------                  --------
     Total gross deferred tax assets                                          45,418                    21,637
                                                                             --------                 ---------
     Deferred tax liabilities:
         Unrealized gains on fixed maturity
         securities, available-for-sale                                            -                    50,237
         Deferred acquisition costs                                           25,106                    28,323
         Premium revenue recognition                                          45,350                    44,935
         Rate differential on tax and loss bonds                               9,454                     9,454
         Tax exempt bond discount                                              6,593                     5,746
         Other                                                                 5,261                     5,781
                                                                             -------                  ---------

    Total gross deferred tax liabilities                                      91,764                   144,476
                                                                             -------                  --------

    Net deferred tax liability                                               $46,346                  $122,839
                                                                             =======                  ========


     Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 1999 and 1998. The Company anticipates that the related deferred tax asset will be realized based on future profitable business.

     Total federal income tax payments during 1999, 1998 and 1997 were $60.4 million, $(8.7) million, and $71.8 million, respectively. -14-

Financial Guaranty Insurance
Company                             Notes to Financial Statements (Continued)

------------------------------------------------------------------------------

(6)  Reinsurance

     The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $59.8 million that can be drawn on in the event of default.

     Net premiums earned are presented net of ceded earned premiums of $29.5 million, $25.3 million and $33.3 million for the years ended December 31, 1999, 1998 and 1997, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $0.2 million, $0.9 million and $0.2 million for the years ended December 31, 1999, 1998 and 1997, respectively.

     In accordance with an amendment to an existing reinsurance agreement, the Company received additional ceding commission income of $6.2 million from the reinsurer. In addition, the Company bought back $14.4 million of ceded premium from the reinsurer and subsequently ceded the risk to a different reinsurer.

(7)  Loss and Loss Adjustment Expenses

     Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):


                                                                                     Year Ended December 31,
                                                                      ----------------------------------------------------
                                                                          1999               1998               1997
                                                                      --------------     --------------     --------------

     Balance at January 1,                                                $59,849            $76,926            $72,616
         Less reinsurance recoverable                                       (8,115)            (8,220)            (7,015)
                                                                           -------           --------          ---------
     Net balance at January 1,                                             51,734             68,706             65,601

     Incurred related to:
     Current year                                                           2,407                568              1,047
     Prior years                                                           (6,592)            (1,290)             6,492
     Portfolio reserves                                                    (7,000)             3,900              5,000
                                                                           -------           -------              -----

     Total Incurred                                                       (11,185)             3,178             12,539
                                                                          --------           -------             ------

     Paid related to:
     Current year                                                               -                  -             (1,047)
     Prior years                                                           (3,466)           (20,150)            (8,387)
                                                                          --------           --------            -------

     Total Paid                                                            (3,466)           (20,150)            (9,434)
                                                                          --------           --------            -------

     Net balance at December 31,                                           37,083             51,734             68,706
        Plus reinsurance recoverable                                        8,118              8,115              8,220
                                                                          -------            -------            -------
     Balance at December 31,                                              $45,201            $59,849            $76,926
                                                                          =======            =======            =======


Financial Guaranty Insurance
Company                            Notes to Financial Statements (Continued)

------------------------------------------------------------------------------

     The changes in incurred portfolio and case reserves principally relates to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Due to improvements on specific credits, items were removed from the credit watchlist causing a reduction in the portfolio loss reserves.

(8)  Related Party Transactions

     The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $2.6 million, $3.2 million and $4.9 million in expenses were incurred in 1999, 1998 and 1997, respectively, related to such transactions.

     The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $0.4 million in 1999, $0.5 million in 1998, and $0.5 million in 1997. As of December 31, 1999, par outstanding on these deals before reinsurance was $83.7 million.

     The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written) in 1999, 1998 and 1997.

(9)  Compensation Plans

     Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $2.6 million, $2.2 million and $5.0 million in 1999, 1998 and 1997, respectively, before deduction for related tax benefits.

(10) Dividends

     Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $66.4 million in 1999 and 1998, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1999 and 1998, the amount of the Company's surplus available for dividends was approximately $127.2 million and $124.6 million, respectively, without prior approval.

     During 1999, and 1998, the Company declared dividends of $100.0 million, and $75.0 million, respectively.

(11) Capital Contribution

     During 1997, the Parent made a capital contribution of $49.5 million to the Company.

Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)

-------------------------------------------------------------------------------

(12) Financial Instruments

     Fair Value of Financial Instruments

     The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

     Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

     Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

     Cash, Receivable for Securities Sold, and Payable for Securities
     Purchased: The carrying amounts of these items approximate their fair values.

     The estimated fair values of the Company's financial instruments at December 31, 1999 and 1998 are as follows (in thousands):


                                                                          1999                              1998

                                                        ----------------------------------------------------------------
                                                         Carrying                           Carrying
                                                          Amount         Fair Value          Amount          Fair Value
                                                         --------        ----------         ---------        ----------
    Financial Assets                                    $       924       $     924       $      318        $      318

    Cash On hand and in demand accounts                 $   114,776       $ 114,776       $   30,395        $   30,395

    Short-term investments                               $2,412,504       $2,412,504      $2,663,024        $2,663,024

                                                         ------------------             ----------------


     Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $335.3 million and $364.1 million compared to a carrying value of $410.4 million as of December 31, 1999 and between $379.1 million and $419.0 million compared to a carrying value of $432.6 million as of December 31, 1998.

     As of December 31, 1999 and 1998, the net present value of future premiums was $55.7 million and $49.5 million, respectively.

Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

     Concentrations of Credit Risk

     The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

     In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

     As of December 31, 1999, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $137.4 billion, net of reinsurance of $36.3 billion. The Company's insured portfolio as of December 31, 1999 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

     As of December 31, 1999, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):

                                                                   Net
                                                               Principal
                                                              Outstanding

     Municipal:
       General obligation                                       $77,780.2
       Special revenue                                           45,531.2
       Industrial revenue                                           471.5
       Non-municipal                                             13,575.3
                                                               ----------
     Total                                                     $137,358.2
                                                               ==========

     As of December 31, 1999, the composition of principal exposure ceded to reinsurers was as follows (in millions):
                                                                 Ceded
                                                               Principal
                                                              Outstanding
     Reinsurer:
       Capital Re                                              $12,267.6
       Enhance Re                                                8,921.9
       Other                                                    15,148.5
                                                               ---------
       Total                                                   $36,338.0
                                                               =========

    The Company's gross and net exposure outstanding, which includes principal and interest, was $305,682.7 million and $237,682.2 million, respectively, as of December 31, 1999.

Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
------------------------------------------------------------------------------

    The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 1999 by state, net of reinsurance, was as follows (in millions): Net Principal Outstanding

 California                                    $15,453.9
 New York                                       13,081.7
 Pennsylvania                                   12,829.8
 Florida                                        12,548.5
 Illinois                                       10,142.0
 Texas                                           6,331.0
 Michigan                                        5,912.3
 New Jersey                                      5,120.4
 Ohio                                            3,838.8
 Arizona                                         3,665.6
                                              ----------

    Sub-total                                   88,924.0
    Other states                                48,015.1
    International                                  419.1
                                              ----------
    Total                                     $137,358.2
                                              ==========


(13) Commitments

     Total rent expense was $2.6 million, $2.6 million and $2.4 million in 1999, 1998 and 1997, respectively. For each of the next two years and in the aggregate as of December 31, 1999, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

     Year                                        Amount

     2000                                        $2,909
     2001                                         2,911
                                                 ------
     Total minimum future rental payments        $5,820
                                                 ======







Financial Guaranty Insurance
Company                              Notes to Financial Statements (Continued)
------------------------------------------------------------------------------


(14) Comprehensive Income

     Comprehensive income requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and
     (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Accumulated other comprehensive income of the Company consists of net unrealized gains on investment securities and foreign currency translation adjustments.

     The following are the reclassification adjustments (in thousands) for the years ended December 31, 1999, 1998 and 1997:


                                                                               1999
                                                       -------------------------------------------------------
                                                       Before Tax                 Tax              Net of Tax
                                                         Amount                 Benefit              Amount
                                                       ----------               -------           ------------
Unrealized holding losses arising
   during the period                                    $(182,905)              $64,017             $(118,888)
Less: reclassification adjustment for
   gains realized in net income                           (32,878)               11,507               (21,371)
                                                        ----------             --------             ----------
Unrealized losses on investments                        $(215,783)              $75,524             $(140,259)
                                                        ==========              =======             ==========


                                                                              1998
                                                      --------------------------------------------------------
                                                       Before Tax                 Tax              Net of Tax
                                                         Amount                 Expense              Amount
                                                       ----------               -------           ------------

Unrealized holding losses arising
   during the period                                      $42,606              $(14,912)              $27,694
Less: reclassification adjustment for
   gains realized in net income                           (29,360)               10,276               (19,084)
                                                        ---------             ---------              ---------
Unrealized gains on investments                           $13,246             $  (4,636)             $  8,610
                                                        =========             ==========             ========



                                                                              1997
                                                      --------------------------------------------------------
                                                       Before Tax                 Tax              Net of Tax
                                                         Amount                 Expense              Amount
                                                       ----------               -------           ------------

Unrealized holding losses arising
   during the period                                      $86,742              $(30,360)              $56,382
Less: reclassification adjustment for
   gains realized in net income                           (16,700)                5,845               (10,855)
                                                        ---------             --------               --------
Unrealized gains on investments                           $70,042              $(24,515)              $45,527
                                                       ==========             =========              =======


Financial Guaranty Insurance
Company                                                                             Notes to Financial Statements (Continued)
-----------------------------------------------------------------------------------------------------------------------------

     The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory-basis for the periods indicated below (in thousands):

                                                                                     Years Ended December 31,
                                               ------------------------------------------------------------------------------------

                                                         1999                             1998                       1997
                                              ------------------------------  --------------------------  --------------------------

                                                   Net       Stockholder's        Net     Stockholder's     Net       Stockholder's
                                                 Income         Equity          Income      Equity         Income        Equity
                                                ---------    -------------    ---------   -------------   ---------   -------------

GAAP basis amount                               $206,006       $2,039,115     $185,790      $2,071,718     $173,803    $1,952,941

Premium revenue recognition                          596         (194,559)     (13,946)       (195,155)      (4,924)     (181,209)

Deferral of acquisition costs                      9,194          (71,730)       5,362         (80,924)       5,659       (86,286)

Contingency reserve                                    -         (721,427)           -        (627,257)           -      (540,677)

Contingency reserve tax deduction (see Note 2)         -           74,059            -          74,059            -        95,185

Non-admitted assets                                    -             (806)           -          (1,502)           -        (2,593)

Case basis loss reserves                          (1,294)          (1,221)       1,945              73        1,377        (1,872)

Portfolio loss reserves                           (7,000)          25,900        3,900          32,900        5,000        29,000

Deferral of income taxes                          (1,857)          71,551           17          72,521        1,715        72,260

Unrealized (gains) on fixed maturity
securities held at fair value, net of tax              -           46,962            -         (93,297)           -       (84,687)

Recognition of profit commission                  (1,092)          (7,143)       1,338          (6,050)      (1,203)       (7,388)

Unauthorized reinsurance                               -             (87)           -             (39)            -             -

Allocation of tax benefits due to
Parent's net operating loss to the
Company (see Note 5)                                 (76)          11,093          253          11,169          313        10,916
                                                ---------      ----------     --------      ----------    ---------    ----------

Statutory-basis amount                          $204,477       $1,271,707     $184,659      $1,258,216     $181,740    $1,255,590
                                                ========       ==========     ========      ==========     ========    ==========


                                 Exhibit 99.2


FINANCIAL GUARANTY INSURANCE COMPANY
==============================================================================


Unaudited Interim Financial Statements

September 30, 2000


Balance Sheets.......................................................   1
Statements of Income.................................................   2
Statements of Cash Flows.............................................   3
Notes to Unaudited Interim Financial Statements......................   4



Financial Guaranty Insurance
Company                                                                                                      Balance Sheets
---------------------------------------------------------------------------------------------------------------------------
($ in Thousands)
                                                                                     September 30,             December 31,
                                                                                         2000                     1999
                                                                                   ---------------             ------------
Assets                                                                               (Unaudited)
Fixed maturity securities, available for sale,
   at fair value (amortized cost of
   $2,254,334 in 2000 and $2,484,753 in 1999)                                         $2,219,960                $2,412,504
Short-term investments, at cost, which approximates fair value                           189,700                   114,776
Cash                                                                                         478                       924
Accrued investment income                                                                 34,572                    38,677
Reinsurance receivable                                                                     9,398                     8,118
Deferred policy acquisition costs                                                         71,967                    71,730
Property, plant and equipment net of
   accumulated depreciation of $7,940 in 2000 and $7,803 in 1999                             702                       967
Prepaid reinsurance premiums                                                             134,395                   133,874
Receivable for Securities Sold                                                           124,359                        10
Prepaid expenses and other assets                                                         13,522                    16,662
                                                                                      ----------                ----------
            Total assets                                                              $2,799,053                $2,798,242
                                                                                      ==========                ==========

Liabilities and Stockholder's Equity

Liabilities:

Unearned premiums                                                                       $581,221                  $578,930
Losses and loss adjustment expenses                                                       47,013                    45,201
Ceded reinsurance payable                                                                  2,525                     2,310
Accounts payable and accrued expenses                                                     11,996                    16,265
Current federal income taxes payable                                                      56,562                    62,181
Deferred federal income taxes payable                                                     61,705                    46,346
Payable for securities purchased                                                          89,866                     7,894
                                                                                       ---------                 ---------

            Total liabilities                                                            850,888                   759,127
                                                                                       ---------                 ---------

Stockholder's Equity:

Common stock, par value $1,500 per share at September 30,
  2000 and at December 31, 1999: 10,000 shares authorized,
  issued and outstanding                                                                  15,000                    15,000
Additional paid-in capital                                                               383,511                   383,511
Accumulated other comprehensive loss, net of tax                                         (20,687)                  (46,687)
Retained earnings                                                                      1,570,341                 1,687,291
                                                                                      ----------                ----------

            Total stockholder's equity                                                 1,948,165                 2,039,115
                                                                                      ----------               -----------

            Total liabilities and stockholder's equity                                $2,799,053                $2,798,242
                                                                                      ==========                ==========


                            See accompanying notes to unaudited interim financial statements




Financial Guaranty Insurance
Company                                                                                               Statements Of Income
--------------------------------------------------------------------------------------------------------------------------

($ in Thousands)


                                                                                        Nine Months Ended September 30,
                                                                                        2000                  1999
                                                                                        -------------------------------
                                                                                                 (Unaudited)

Revenues:

    Gross premiums written                                                                $77,729                 $ 75,398
    Ceded premiums                                                                        (14,744)                 (13,086)
                                                                                        ----------               ----------


    Net premiums written                                                                   62,985                   62,312
    (Increase)/Decrease in net unearned premiums                                           (1,770)                  29,090
                                                                                         ---------               ---------

    Net premiums earned                                                                    61,215                   91,402
    Net investment income                                                                 103,273                  101,187
    Net realized gains                                                                     18,780                   25,186
                                                                                         --------                 --------

        Total revenues                                                                    183,268                  217,775
                                                                                         --------                  -------

Expenses:

    Losses and loss adjustment expenses                                                     3,087                   (4,386)
    Policy acquisition costs                                                                8,320                   15,032
    Other underwriting expenses                                                            11,635                   13,471
                                                                                        ---------                   ------

        Total expenses                                                                     23,042                   24,117
                                                                                        ---------                 --------

        Income before provision for federal income taxes                                  160,226                  193,658

    Provision for federal income taxes                                                     27,176                   38,894
                                                                                        ---------                 --------

         Net income                                                                      $133,050                 $154,764
                                                                                        =========                 ========







                            See accompanying notes to unaudited interim financial statements



Financial Guaranty Insurance
Company                                                                                           Statements Of Cash Flows
--------------------------------------------------------------------------------------------------------------------------

($ in Thousands)
                                                                                         Nine Months Ended September 30,
                                                                                         2000                  1999
                                                                                         -------------------------------
                                                                                                  (Unaudited)

Operating activities:

Net income                                                                             $133,050                  $154,764
    Adjustments to reconcile net income to net
      cash provided by operating activities:
    Provision for deferred federal income taxes                                           1,359                       533
    Amortization of fixed maturity securities                                             3,731                     3,195
    Policy acquisition costs deferred                                                    (8,557)                  (10,496)
    Amortization of deferred policy acquisition costs                                     8,320                    15,032
    Depreciation of property, plant and equipment                                           265                       740
    Change in reinsurance receivable                                                     (1,280)                   (1,927)
    Change in prepaid reinsurance premiums                                                 (521)                   10,192
    Foreign currency translation adjustment                                               2,125                     1,891
    Change in accrued investment income, prepaid
       expenses and other assets                                                          7,245                    (2,474)
    Change in unearned premiums                                                           2,291                   (39,282)
    Change in losses and loss adjustment expense                                          1,812                    (5,845)
    Change in ceded reinsurance payable, accounts payable
       and accrued expenses                                                              (4,045)                   (6,170)
    Change in current federal income taxes payable                                       (5,619)                   (7,175)
    Net realized gains                                                                  (18,780)                  (25,186)
                                                                                       ---------                  --------

Net cash provided by operating activities                                               121,387                    87,792
                                                                                        -------                   -------

Investing activities:

Sales or maturities of fixed maturity securities                                        717,451                   662,901
Purchases of fixed maturity securities                                                 (514,360)                 (590,689)
Purchases of short-term investments, net                                                (74,924)                  (84,900)
                                                                                        --------                  --------

Net cash used for investing activities                                                  128,167                   (12,688)
                                                                                      ---------                   --------

Financing activities:

Dividends paid                                                                         (250,000)                  (75,000)
                                                                                       ---------                  --------
Net cash used for financing activities                                                 (250,000)                  (75,000)
                                                                                       ---------                  --------

(Decrease)/Increase in cash                                                                (446)                      104
Cash at beginning of period                                                                 924                       318
                                                                                      ---------                  --------

Cash at end of period                                                                  $    478                   $   422
                                                                                       ========                   =======


                            See accompanying notes to unaudited interim financial statements


Financial Guaranty Insurance
Company                                          Notes to Financial Statements
------------------------------------------------------------------------------

September 30, 2000 and 1999
(Unaudited)


      (1) Basis of Presentation

          The interim financial statements of Financial Guaranty Insurance Company (the Company) in this report reflect all adjustments necessary, in the opinion of management, for a fair statement of (a) results of operations for the nine months ended September 30, 2000 and 1999, (b) the financial position at September 30, 2000 and December 31, 1999, and
          (c) cash flows for the nine months ended September 30, 2000 and 1999.

          These interim financial statements should be read in conjunction with the financial statements and related notes included in the 1999 audited financial statements.

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      (2) Statutory Accounting Practices

          The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory basis accounting practices differ from GAAP:

          (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time;

          (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

          (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

          (d) certain assets designated as "non-admitted assets" are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

          (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and tax bases of assets and liabilities;

          (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and

          (g) all fixed income investments are carried at amortized cost, rather than at fair value for securities classified as available for sale under GAAP.



Financial Guaranty Insurance
Company                                                                                      Notes to Financial Statements
--------------------------------------------------------------------------------------------------------------------------

The following is a reconciliation of the net income and stockholder's equity of Financial Guaranty prepared on a GAAP basis to the corresponding amounts reported on a statutory basis for the periods indicated below:


                                                                             Nine Months Ended September 30,
                                                           --------------------------------------------------------------------
                                                                      2000                                 1999
                                                           --------------------------------------------------------------------
                                                               Net          Stockholder's          Net            Stockholder's
                                                             Income            Equity            Income              Equity
                                                           ----------       ------------        -------           -------------
GAAP basis amount                                           $133,050         $1,948,165         $154,764           $2,038,827
Premium revenue recognition                                   (9,908)          (204,467)          (4,836)            (199,991)
Deferral of acquisition costs                                   (237)           (71,967)           4,536              (76,388)
Contingency reserve                                                -           (747,059)               -             (665,383)
Contingency reserve tax deduction                                  -             74,059                -               74,059
Non-admitted assets                                                -               (636)               -                 (632)
Case-basis losses incurred                                       440               (781)          (1,091)              (1,018)
Portfolio loss reserves                                        2,800             28,700            1,000               33,900
Deferral of income tax                                         1,359             73,654              533               73,479
Unrealized losses on fixed maturity securities
   held at fair value, net of taxes                                -                                   -
                                                                                 22,343                                20,585
Profit commission                                                 27             (7,116)            (457)              (6,508)
Provision for unauthorized reinsurers                              -                (87)               -                  (88)
Allocation of tax benefits due to Parent's net
   operating loss to the Company
                                                                 219             11,312              235               11,404
                                                            --------         ----------         --------           ----------
Statutory basis amount                                      $127,750         $1,126,120         $154,684           $1,302,246
                                                            ========         ==========         ========           ==========


Financial Guaranty Insurance
Company                                          Notes to Financial Statements
------------------------------------------------------------------------------

      (3) Dividends

          Under New York Insurance Law, the Company may pay a dividend only from earned surplus subject to the following limitations:

          o Statutory surplus after dividends may not be less than the minimum required paid-in capital, which was $66.4 million in 2000.

          o Dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined therein, for the twelve month period ending on the preceding December 31, without the prior approval of the Superintendent of the State of New York Insurance Department.


          The amount of the Company's surplus available for dividends during 2000 is approximately $112.6 million.

          The Company declared dividends of $50 million and $75 million during the first nine months of 2000 and 1999 respectively. In addition, an extraordinary dividend of $200 million (approved by New York State Insurance Department) was paid during the first nine months of 2000.

      (4) Income Taxes

          The Company's effective Federal corporate tax rate (17.0 percent and 20.1 percent for the nine months ended September 30, 2000 and 1999, respectively) is less than the statutory corporate tax rate (35 percent in 2000 and 1999) on ordinary income due to permanent differences between financial and taxable income, principally tax-exempt interest.

     (5)  Reinsurance

          Net premiums earned are shown net of premiums ceded of $14.2 million and $23.8 million, respectively, for the nine months ended September 30, 2000 and 1999.

     (6)  Comprehensive Income

          Comprehensive income encompasses all changes in stockholders' equity (except those arising from transactions with stockholders) and includes net income, net unrealized capital gains or losses on available-for-sale securities (net of taxes) and foreign currency translation adjustments, net of taxes. The following is a reconciliation of comprehensive income:

Financial Guaranty Insurance
Company                                         Notes to Financial Statements
-----------------------------------------------------------------------------

September 30, 2000 and 1999
(Unaudited)



                                                                For the Nine Months
                                                                Ended September 30,
                                                                2000           1999
                                                                ----          -----

     Net income                                               $133,050      $154,764
     Other comprehensive income:
         Change in unrealized investment gains/
            (losses) net of taxes of $13,256 in 2000
             and ($61,321) in 1999                              24,619      (113,882)
         Change in foreign exchange gains,
            net of taxes of $743 in 2000 and
            $622 in 1999                                         1,381         1,229
                                                            ----------      --------
     Comprehensive income                                     $159,050      $ 42,111
                                                              ========      ========




      (7) Current Accounting Pronouncements

          The Financial Accounting Standards Board ("FASB") has issued, then subsequently amended Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging activities, effective for Financial Guaranty Insurance Company on January 1, 2001. Upon adoption, all derivative instruments (including certain derivative instruments embedded in other contracts) will be recognized in the balance sheet at their fair values; changes in such fair values must be recognized immediately in earnings unless specific hedging criteria are met. Management estimates that at September 30, 2000, the effects on its financial statements of adopting SFAS 133, as amended, will be immaterial. However, the transition effect as of January 1, 2001, cannot be estimated at this time because it is subject to the following unknown variables as of that date: (1) actual derivatives and related hedged positions, (2) market values of derivatives and hedged positions, and (3) further interpretation of SFAS 133 by the FASB.